UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A	19709
Middletown, Delaware	(Zip Code)
(Address of principal executive offices)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Business Officer and Chief Financial Officer

On July 19, 2024, the Board of Directors (the “Board”) of Zymeworks Inc. (the “Company”) appointed Ms. Leone Patterson, age 61, as Executive Vice President, Chief Business Officer and Chief Financial Officer of the Company, effective upon her commencement of employment with the Company, which is anticipated to be September 1, 2024 (the “Start Date”). Upon commencement of her employment with the Company, Ms. Patterson will assume the duties of the Company’s principal financial officer and principal accounting officer.

Ms. Patterson has served as Chief Financial Officer and Business Officer of Tenaya Therapeutics, Inc. since June 2021. Prior to joining Tenaya Therapeutics, Inc., Ms. Patterson joined Adverum Biotechnologies, Inc., a public clinical-stage gene therapy company, in June 2016 as the Chief Financial Officer and also served as Chief Executive Officer from May 2018 to June 2020, director from October 2018 to June 2020, and President from July 2020 to June 2021. Ms. Patterson has held various senior positions at Diadexus, Inc., Transcept Pharmaceuticals, Inc., NetApp, Inc., Exelixis, Inc., Novartis AG, Chiron (acquired by Novartis AG), and KPMG. Ms. Patterson currently serves on the board of directors and as the chair of the audit committee of Nkarta, Inc., a publicly traded biotechnology company, and on the board of directors and as a member of the audit committee of Oxford Biomedica (UK) Limited, a publicly traded contract development and manufacturing organization focused on cell and gene therapy. She previously served as a member of the board of directors of Eliem Therapeutics, Inc. and Adverum Biotechnologies, Inc., both publicly traded biotechnology companies. Ms. Patterson holds a B.S. in Business Administration and Accounting from Chapman University and an Executive M.B.A. from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

There are no arrangements or understandings between Ms. Patterson and any other persons pursuant to which she was appointed Executive Vice President, Chief Business Officer and Chief Financial Officer. There are also no family relationships between Ms. Patterson and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Patterson’s appointment as Executive Vice President, Chief Business Officer and Chief Financial Officer, Zymeworks Biopharmaceuticals Inc. (“ZBI”), a wholly-owned subsidiary of the Company, and Ms. Patterson entered into an employment agreement dated July 19, 2024 (the “Employment Agreement”). The Employment Agreement does not have a specific term. Pursuant to the Employment Agreement, Ms. Patterson is entitled to the following compensation and benefits:

•

An annual base salary of $485,000, with eligibility to earn an annual discretionary bonus of an initial amount of up to 45% of her annual base salary, based upon the achievement of certain Company goals determined by the Company. With respect to 2024, Ms. Patterson will be eligible to receive a prorated bonus with respect to the six-month period from July 1, 2024 through December 31, 2024.

•	A signing bonus of $50,000 to be paid on the first scheduled pay day following the Start Date.

•

As a material inducement to Ms. Patterson accepting employment, options to purchase 360,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant (the “Inducement Options”). 25% of the Inducement Options will vest and become exercisable on the one-year anniversary of the date of grant, and thereafter 1/36 of the remaining Inducement Options will vest on the last day of each month, until all of the Inducement Options have vested, subject to Ms. Patterson’s continued service. The Inducement Options will be granted as an “inducement” grant pursuant to The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(c)(4) and without stockholder approval. The Inducement Option grant is expected to be made under the Amended Inducement Plan (as defined and described below). The terms and conditions of the Inducement Options are substantially similar to options granted pursuant to the Company’s Amended and Restated Stock Option and Equity Compensation Plan (the “Equity Compensation Plan”), but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.

•	Eligibility to participate in incentive programs for the Company’s employees, including without limitation share option plans, share purchase plans, profit-sharing or bonus plans.

•	Eligibility to participate in the Company’s employee benefit plans generally available to employees of ZBI in accordance with their terms.

•

If the Company terminates Ms. Patterson’s employment without cause, then Ms. Patterson will be eligible to receive twelve months of notice or the equivalent of twelve months of base salary as of the date notice is given, or any combination thereof that totals twelve months of combined notice and base salary. If termination of employment occurs on or after the commencement of the fourth year of employment, an additional one month of notice or the equivalent of one month of base salary as of the date notice is given, or any combination thereof, will be provided for each additional completed year of service, up to a total maximum of eighteen months. Ms. Patterson will also be eligible for continuation of group health and dental benefits through the applicable notice period, which may be provided by the Company paying for or reimbursing Ms. Patterson’s COBRA premium costs for continuation coverage. Such payments will be subject to Ms. Patterson entering into a separation agreement and release of all claims on a form provided by the Company within 60 days of the date of her termination.

•

If Ms. Patterson’s employment is terminated by the Company without cause within twelve months following a Change of Control (as defined in the Employment Agreement), Ms. Patterson will be eligible to receive (x) as severance, payment of eighteen months of base salary as of the date of termination (with such severance payable over eighteen months, or to the extent available under Section 409A of the Internal Revenue Code, paid sooner, at the sole discretion of the Company), (y) eligibility for continuation of group extended health and dental benefits provided by the Company paying for her premium costs for COBRA continuation coverage for up to eighteen months following her termination date and (z) full vesting acceleration of all unvested and outstanding stock options or other equity grants as of the date of termination. Such payments will be subject to Ms. Patterson entering into a separation agreement and release of all claims on a form provided by the Company within 60 days of the date of her termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with her appointment, Ms. Patterson will enter into a standard indemnification agreement in the form previously approved by the Board.

In connection with Ms. Patterson’s appointment, Mr. Kenneth Galbraith is expected to resign as interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company effective as of the Start Date. Following such anticipated resignation, Mr. Galbraith will continue in his roles as Chair of the Board, Chief Executive Officer and President, and the compensatory and other material terms of Mr. Galbraith’s employment with the Company will remain unchanged. For information regarding Mr. Galbraith’s existing compensation arrangements, please refer to the information contained in the section titled “Item 11. Executive Compensation—Executive Employment Arrangements and Potential Payments upon Termination or Change in Control” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2024, which information is incorporated herein by reference.

Amended and Restated Inducement Plan

On July 19, 2024, the Board approved an amended and restated Inducement Stock Option and Equity Compensation Plan (the “Amended Inducement Plan”), which increased the number of shares of the Company’s common stock available for future issuance pursuant to equity awards granted under the Amended Inducement Plan by 700,000 shares and made certain other non-material changes, including to update references to reflect the listing of the Company’s common stock on, and applicability of inducement award rules under, Nasdaq. As a result of this increase, a total of 1,450,000 shares will have been available for issuance pursuant to awards under the Amended Inducement Plan since the inception of the plan in January 2022, of which stock options to purchase an aggregate of 700,000 shares of common stock were granted by the Company in 2022, leaving, as of immediately before the amendment and restatement, a total of 50,000 shares available for future issuance pursuant to equity awards under the Amended Inducement Plan. The increase in the available shares under the Amended Inducement Plan by 700,000 as described above resulted in a total of 750,000 shares remaining available for issuance pursuant to equity awards as of immediately after the amendment and restatement.

The Amended Inducement Plan was adopted without stockholder approval pursuant to the applicable Nasdaq listing rules. The Amended Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock, restricted stock units, and other awards payable in shares that the Board may determine to be necessary or appropriate, and its terms are substantially similar to the Company’s Amended and Restated Stock Option and Equity Compensation Plan, including with respect to the treatment of equity awards in the event of a merger or “Change in Control” as defined under the Amended Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.

In accordance with the Nasdaq listing rules, awards under the Amended Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

A copy of the Amended Inducement Plan, including the forms of award agreements thereunder, is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the Amended Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the press release announcing Ms. Patterson’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Zymeworks Biopharmaceuticals Inc. and Leone Patterson, dated July 19, 2024

10.2	Amended and Restated Inducement Stock Option and Equity Compensation Plan (and forms of award agreements thereunder)

99.1	Press Release, dated July 25, 2024

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: July 25, 2024	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair, Chief Executive Officer, President and interim Chief Financial Officer

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